UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2013

WESTMOUNTAIN GOLD, INC
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2186 S. Holly St., Suite 104, Denver, CO 80222
 (Address of principal executive offices including zip code)

(303) 800-0678
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Financial Officer

On November 15, 2013, Mark Scott and the company entered into a Separation Agreement wherein Mr. Scott will stay with the Company until December 31, 2013 as Chief Financial Officer, primarily to complete the Company’s filing of its 2013 Form 10-K. Mr. Scott did not resign due to any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Scott’s pending resignation, he and the Company entered into a Separation Agreement and Full Release of Claims (the “Separation Agreement”), which is effective as of November 15, 2013. Pursuant to the Separation Agreement, the Company agreed to provide the following consideration to Mr. Scott:

☐
The Company agrees to pay $48,000 in accrued and unpaid salary and unpaid expenses of approximately $4,500 by December 31, 2013 or when financing complete out of funds (but no later than March 31, 2014) received from gold sales or other equity and debt financing, in full satisfaction of any and all accrued but unpaid salary and expenses.

☐	Issuance of 63,000 shares of Company common stock within eight days of the effective date of the Separation Agreement.

☐	Salary remains at $96,000 per year up through December 31, 2013 and health benefits continue through that same time period. No future bonuses will be accrued after December 31, 2013.

☐	Issuance of 96,000 restricted shares of West Mountain Gold, Inc. stock within thirty days of the effective date of the Separation Agreement.

The Separation Agreement contains customary provisions with respect to confidentiality, non-disclosure, non-solicitation, non-disparagement and Mr. Scott’s return of any property of the Company in his possession.

Finally, the separation agreement contains a broad release in favor of the Company with respect to any and all rights, claims, demands, causes of actions and liabilities of any nature relating to his employment with the Company, the termination of such employment, and/or his entry into the Separation Agreement, excluding any lawsuits.

The foregoing description of the Separation Agreement and Full Release of Claims is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement and Full Release of Claims, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1, incorporated by reference into this Item 5.02.

Exhibit No.	Description
10.1	Separation Agreement and Full Release of Claims dated November 15, 2013 by and between WestMountain Gold, Inc. and Mark Scott

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 21, 2013	Registrant: West Mountain Gold, Inc.

	By:	/s/ Gregory Schifrin
Gregory Schifrin, CEO